UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 8, 2008

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware Internal Revenue Service – Employer Identification No. 16-1158413 205 Indigo Creek Drive, Rochester, New York 14626

(585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2008, the Compensation Committee of the Board of Directors of Performance Technologies, Incorporated (“the Registrant”) approved the following actions:

Salary Increases

Salary increases were approved for certain of the Registrant’s executive officers, including the Registrant’s Named Executive Officers (those executive officers for whom disclosure is required in the Registrant’s annual proxy statement), effective as of April 14, 2008, as follows:

		Percentage
Named Executive Officer	Annual Salary	Increase
John M. Slusser	$330,000	10.00%
John J. Grana	$230,423	10.00%
Dorrance W. Lamb	$237,602	5.00%
John J. Peters	$211,969	5.00%
J. Patrick Rice	$200,003	5.33%

The salary increases were approved to reflect increases in market salaries for executives holding comparable positions at companies of similar size to the Registrant.

Non-Equity Incentive Compensation

A Non-Equity Incentive Compensation Plan was established that provides for a Cash Incentive Pool if certain milestones related to total 2008 financial performance are achieved. Any specific Cash Incentive Pool allocation or distribution will be determined by the Compensation Committee of the Board. A Non-Equity Incentive Compensation Plan was also established for Mr. Rice to receive Non-Equity Incentive Compensation based on the Registrant’s Signaling Systems Product Line revenue for 2008. Mr. Rice will not participate in the Cash Incentive Pool.

Option Awards

Time-vested non-qualified stock options were granted to purchase common shares under the Registrant’s 2003 Omnibus Incentive Plan to its executive officers and certain key employees, including grants to the Named Executive Officers identified in the table below:

Number of
Named Executive Officer	Shares
John M. Slusser	35,000
John J. Grana	18,750
Dorrance W. Lamb	18,750
John J. Peters	14,000
J. Patrick Rice	23,500

The options were granted at an exercise price of $5.38 and will vest in accordance with the following vesting schedule: 20% upon the first anniversary of the grant date, an additional 30% upon the second anniversary of the grant date and an additional 50% upon the third anniversary of the grant date. All of the options expire five years from the date of grant. The options for Mr. Slusser and Mr. Lamb contain customary change-in-control/acceleration provisions. The form of the stock option agreement will be filed with the Registrant’s next quarterly report on Form 10-Q.

Performance-vested non-qualified stock options were also granted to purchase common shares under the Registrant’s 2003 Omnibus Incentive Plan to certain executive officers, including the Named Executive Officers identified in the table below:

Number of
Named Executive Officer	Shares
John M. Slusser	51,000
John J. Grana	29,000
Dorrance W. Lamb	10,500
John J. Peters	8,000
J. Patrick Rice	32,500

These options were granted at an exercise price of $5.38 and will vest only upon the Registrant achieving certain financial milestones related to pre-tax Earnings Per Share for at least one of the years ending December 31, 2008, 2009 and 2010. If the financial milestones are achieved, the options expire July 8, 2013. If the financial milestones are not achieved, the options effectively expire on June 1, 2011. The form of the stock option agreement will be filed with the Registrant’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

July 11, 2008	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

July 11, 2008	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President and Chief Financial Officer